Exhibit 31.1

CERTIFICATION

I, Jing Jiang, certify that:

1.	I have reviewed this Quarterly Report on Form 10-QSB of Isdera North America, Inc. (the “Company”);

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the fiscal quarter ending June 30, 2008;

3.
Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the fiscal quarter ended June 30, 2008;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and have:

a.
Designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the fiscal quarter ended June 30, 2008;

b.
Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the fiscal quarter ended June 30, 2008, based on such evaluation; and

c.
Disclosed in this Report any change in the Company’s internal control over financial reporting that occurred during the Company’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.
I have disclosed, based on our most recent evaluation, to the Company’s registered independent auditors and the audit committee of Company’s Board of Directors (or persons performing the equivalent functions):

a.
All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and have identified for the Company’s registered independent auditors any material weaknesses in internal controls; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Date: August ____, 2008	/s/
Jing Jiang Chief Executive Officer, Chief Financial Officer

A signed original of this written statement required by Section 302 has been provided to Isdera North America, Inc. and will be retained by Isdera North America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.